Exhibit 10.3
FIRST AMENDMENT
TO THE DELAYED DRAW TERM LOAN AGREEMENT
FIRST AMENDMENT, dated as of August 7, 2008 (this “Amendment”), to the Delayed Draw Term Loan Agreement, dated as of May 5, 2008 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, (the “Borrower”), the Lenders party thereto from time to time (the “Lenders”), MORGAN STANLEY SENIOR FUNDING, INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents (the “Co-Syndication Agents”), MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent (the “Administrative Agent”), and the Arrangers. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Term Loan Agreement.
PRELIMINARY STATEMENT
WHEREAS, the Borrower, the Lenders, the Co-Syndication Agents, the Administrative Agent and the Arrangers are parties to the Term Loan Agreement; and
WHEREAS, pursuant to Section 11.7 of the Term Loan Agreement, the Borrower agreed that the Term Loan Agreement must be amended to reflect any material agreement, covenant, default or other condition in the Letter of Credit Facility that is more restrictive than any of the agreements, covenants, defaults or conditions set forth in the Term Loan Agreement and the Borrower and the Administrative Agent hereby agree to effectuate such amendment to the Term Loan Agreement as set forth herein to reflect any agreement, covenant, default or condition in the Letter of Credit Facility or any amendment thereto that is more restrictive than the Term Loan Agreement.
NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:
Section 1. Amendment to Definitions. Section 1.1 of the Term Loan Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical position:
“ “Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any fiscal period, the sum of (a) operating income from continuing operations and from discontinued operations (but expressly excluding any extraordinary gains and extraordinary losses), (b) depreciation and amortization expense, (c) net unrealized losses under any derivatives (to the extent such amounts are included in operating income), (d) impairments of utility plant (to the extent such amounts are included in operating income), (e) impairments of regulatory assets and regulatory disallowances (to the extent such amounts are included in operating income), and (f) other charges, losses or writedowns that do not represent a cash item in such period or any future period (to the extent such amounts are included in operating income), less (g) net unrealized gains under any derivatives and other gains that do not represent a cash item in such period or any future period (to the extent such amounts are included in operating income), in each case, determined in accordance with GAAP and consistent with the preparation and presentation of the Borrower’s financial statements delivered pursuant to Section 7.1(a) and (b).”

“ “Consolidated Interest Expense” means, with respect to the Borrower and its Subsidiaries for any fiscal period, the sum of (a) total interest charges included in the calculation of income from continuing operations and (b) total interest charges included in the calculation of income from discontinued operations, in each case, including all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest), the deferred purchase price of assets, and the portion of rent expense under capitalized leases that is treated as interest, all as determined in accordance with GAAP and consistent with the preparation and presentation of the Borrower’s financial statements delivered pursuant to Section 7.1(a) and (b).”
Section 2. Amendment to Section 5.1(b)(Representations and Warranties). Section 5.1(b) of the Term Loan Agreement is hereby amended by (i) deleting the words “other than” and substituting in lieu thereof “including, without limitation” and (ii) deleting the parenthetical “(but only with respect to clause (a) of the definition of Material Adverse Effect)”.
Section 3. Amendment to Section 7.2(Financial Covenant). Section 7.2 of the Term Loan Agreement is hereby amended by (i) deleting the words “0.65” and substituting in lieu thereof “0.57” and (ii) by inserting an “(a)” before “At all times” and adding the following new clause (b):
“(b) As of the last day of any period of four consecutive Fiscal Quarters of the Borrower with respect to which the financial statements required pursuant to Section 7.1(a) and (b) are available, the ratio of (i) Consolidated EBITDA for such period, to (ii) Consolidated Interest Expense for such period, shall be not less than 2.2 to 1.0.”
Section 4. Ratification. The Borrower hereby ratifies and confirms all of the Borrower Obligations under the Term Loan Agreement and the other Credit Documents.
Section 5. Effectiveness. This Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 are satisfied:
(a) The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower and the Administrative Agent;
(b) The Administrative Agent shall be reasonably satisfied that the requisite parties to the Letter of Credit Facility, shall have amended, otherwise modified or consented to the incorporation by reference of changes to the Letter of Credit Facility to address non-cash charges, losses or gains, including, without limitation, those caused by a writedown of the Borrower’s goodwill, in a manner substantially similar to this Amendment, as determined by the Administrative Agent in its sole discretion; and

(c) The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower; (ii) the Term Loan Agreement and each other Credit Document to which it is a party constitute valid and legally binding agreements enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity, (iii) the representations and warranties by the Borrower contained in the Term Loan Agreement and in the other Credit Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, except for representations and warranties expressly stated to relate solely to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date, and (iv) no Default or Event of Default exists under the Term Loan Agreement or any of the other Credit Documents.
Section 6. Governing Law; Counterparts.
(a) THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(b) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Amendment may be delivered by facsimile or “pdf” transmission of the relevant signature pages thereof.
Section 7. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Credit Document to “this Agreement”, “this Note”, “hereunder”, “hereof” or words of like import, referring to such Credit Document, and each reference in each other Credit Document to “the Term Loan Agreement”, “the Notes”, “thereunder”, “thereof” or words of like import referring to the Term Loan Agreement, the Notes, or any of them, shall mean and be a reference to such Credit Document, the Term Loan Agreement, the Notes, or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8. Final Agreement. THE TERM LOAN AGREEMENT AND THE OTHER CREDIT DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 9. Reimbursement of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses (including legal fees) incurred in connection with this Amendment.
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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its officer(s) thereunto duly authorized as of the date first above written.

BORROWER:

PUBLIC SERVICE COMPANY OF NEW MEXICO,
a New Mexico corporation

By:	/s/ Terry Horn

Name:	Terry Horn
Title:	Vice President and Treasurer

ADMINISTRATIVE AGENT:

MERRILL LYNCH CAPITAL CORPORATION,
as Administrative Agent

By:	/s/ Carol Feeley

Name:	Carol Feeley
Title:	Director

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